                                                                   EXHIBIT 20.5

                           [WFS FINANCIAL LETTERHEAD]

                               OWNER TRUST 1998-B

                    ANNUAL STATEMENT TO SECURITY HOLDERS 4.09
                             FOR SERVICE PERIOD 1998




                                                                              Distribution Date
                                            --------------------------------------------------------------------------------------
                                              January 20         April 20          July 20          October 20           Total
                                            --------------    --------------    --------------    --------------    --------------
PART I.   DISTRIBUTIONS

           Interest Paid - Class A1                                                                 2,770,062.50      2,770,062.50
           Interest Paid - Class A2                                                                 3,620,253.33      3,620,253.33
           Interest Paid - Class A3                                                                 4,594,722.22      4,594,722.22
           Interest Paid - Class A4                                                                 2,392,035.56      2,392,035.56
           Interest Paid - Certificate                                                              1,709,931.67      1,709,931.67
                                            --------------    --------------    --------------    --------------    --------------
                Total Interest Paid                   0.00              0.00              0.00     15,087,005.28     15,087,005.28
                                            --------------    --------------    --------------    --------------    --------------

           Principal Paid - Class A1                                                               74,847,613.10     74,847,613.10
           Principal Paid - Class A2                                                                        0.00              0.00
           Principal Paid - Class A3                                                                        0.00              0.00
           Principal Paid - Class A4                                                                        0.00              0.00
           Principal Paid - Certificate                                                                     0.00              0.00
                                            --------------    --------------    --------------    --------------    --------------
                Total Principal Paid                  0.00              0.00              0.00     74,847,613.10     74,847,613.10
                                            --------------    --------------    --------------    --------------    --------------


PART II. AGGREGATE SCHEDULED
                BALANCE

           Total Aggregate Scheduled Balance                                                      585,152,386.90
                                            --------------    --------------    --------------    --------------


PART III. SERVICING FEES

           Total Servicing Fees Paid                                                                2,625,304.00      2,625,304.00
                                            --------------    --------------    --------------    --------------    --------------


PART IV.  SHORTFALLS

           Total Interest Shortfall                   0.00              0.00              0.00              0.00              0.00
                                            --------------    --------------    --------------    --------------    --------------

           Total  Principal Shortfall                 0.00              0.00              0.00              0.00              0.00
                                            --------------    --------------    --------------    --------------    --------------





PART V.   OFFICER'S CERTIFICATE


All computations presented reflect accurate information for the calendar period ended 1998 and were performed in conformity with the Sale and Servicing Agreement dated June 1, 1998.



                                           /s/ LEE WHATCOTT
                                           ----------------------------------
                                           Lee Whatcott
                                           Executive Vice President
                                           Chief Financial Officer



                                           /s/ MARK OLSON
                                           ----------------------------------
                                           Mark Olson
                                           Senior Vice President
                                           Controller